SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

CYBER APPS WORLD INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50693	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 805-0632

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Cyber Apps World, Inc. (“Cyber Apps”) announces that it is proceeding with beta testing of its Friendly and Fast food and grocery delivery, and courier computer application. Friendly and Fast is anticipated to be a world-wide application, which Cyber Apps intends to initially launch in the USA and then expand to other markets, including Europe, Canada, and Australia.

Cyber Apps has retained a private software development company to undertake the beta testing, which will include evaluating and refining the Friendly and Fast app in real world settings to ensure its functionality with businesses, drivers, and consumers. Beta testing will occur in Ahmedabad, India due to the large size of the city, the availability of skilled labor with the expertise to conduct beta testing, and the cost-efficiency of conducting the high-level evaluation of computer applications in the area. At the completion of beta testing, Cyber Apps intends to proceed with the marketing and launch of its Friendly and Fast app in the United States.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: November 8, 2021	By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irfan Rafimiya Kazi, President

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